EXHIBIT 10(d)

             CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2
     Certain portions, indicated by [***] of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the
      Securities Exchange Act of 1934. The omitted portions have been filed separately with the Securities and Exchange Commission.

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into at Fort Washington, Pennsylvania as of the 30th day of April, 2006 by and between KAPPA PUBLISHING GROUP, INC., a Delaware corporation and its Affiliates, whose place of business is at 6198 Butler Pike, Blue Bell, Pennsylvania 19422 (collectively hereafter referred to as PUBLISHER) and KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation, whose place of business is at 505 Park Avenue, New York, NY 10022 (hereafter referred to as DISTRIBUTOR).

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, PUBLISHER is a party to a Distribution Agreement dated August 4, 1993, as amended (as so amended, the "Original Distribution Agreement") which provides for the distribution of PUBLISHER's titles; and

     WHEREAS, by assignment, DISTRIBUTOR has succeeded to the rights and duties of the distributor under the Original Distribution Agreement; and

     WHEREAS, PUBLISHER and DISTRIBUTOR wish to amend certain provisions of the Original Distribution Agreement; and

     WHEREAS, PUBLISHER and DISTRIBUTOR have agreed to amend and restate the Original Distribution Agreement in its entirety to reflect the changes required by the parties; and

     WHEREAS, PUBLISHER and DISTRIBUTOR agree that the provisions of this Agreement shall apply solely to Publications published by PUBLISHER and its Affiliates.

     NOW THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereby agree as follows:

1. DEFINITIONS
   -----------

     (a) "Affiliate" of any Person shall mean any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct the management, policies or investments of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and
"controlled" shall have meanings correlative to the foregoing. Affiliates of PUBLISHER shall include Kappa Entertainment Group, Inc. and Kappa Puzzle Group, Inc.


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     (b)  "Average  Net  Sale  Percentage"  with  respect  to  each  issue  of a
Publication shall mean the quotient of the Net Billings with respect to the Measurement Issues (determined by reference to the Settlement Payment Publisher Statements, as defined in Paragraph 15, or comparable statements, as the case may be, as referred to in the definition of Measurement Issues) divided by the Publisher's Gross Billings with respect to such Measurement Issues (similarly determined). When the context requires, Average Net Sale Percentage shall be calculated separately for one or more Distributor's Sales Outlets, or for all Distributor's Sales Outlets combined.

     (c) "Change of Control" with respect to any Person shall mean

          (i) That any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (x) becomes the "beneficial owner" as defined in Rule 13d-3 promulgated under the Exchange Act of more than 50%, of the then outstanding voting securities of such Person, or (y) acquires by proxy, contract or otherwise the right to vote for the election of directors (or similar such managing individuals), for any merger or consolidation of such Person, or for any other matter or question more than 50% of the then outstanding voting securities of such Person; or

          (ii) That during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board of Directors (or similar governing body) of such Person. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board of Directors (or similar governing body) of such Person and "New Directors" shall mean any director whose election by the Board of Directors (or similar governing body) of such Person or whose nomination for election by such Person's stockholders was approved by a vote of a least two-thirds of the directors then still in office who were Present Directors or New Directors.

     (d) "Completion of Shipping" with respect to each issue of a Publication shall mean the date the PUBLISHER's printer completed shipping all copies of such issue to Distributor's Sales Outlets in accordance with DISTRIBUTOR's shipping instructions as stated on the Printer's Completion Notice.

     (e) "Cover Price" with respect to each issue of a Publication shall mean the suggested retail selling price of such issue specified on the cover of each copy thereof.

     (f) "Distributor's Estimated Final Net Billings" with respect to each issue of a Publication shall mean the product of the Average Net Sale Percentage of such Publication (using the Completion of Shipping as the calculation date) multiplied by the Publisher's Billing Price of such issue and multiplied by the number of copies of such issue shipped in accordance with the Printer's
Completion Notice; provided, however, that Returns of issues of such Publication, the On-Sale Dates of which are prior to those of the Measurement Issues, which have not previously been accounted for may be deducted in computing Distributor's Estimated Final Net Billings. In the event there are no


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

Measurement Issues of such Publication as of such date, the Average Net Sale Percentage for purposes of determining Distributor's Estimated Final Net Billings shall mean the Average Net Sale Percentage of other Publications which have editorial content similar to that of the Publication (e.g., all Word-Find Publications, all Crossword Publications, or all Wrestling Publications), and if there are no such similar Publications, Average Net Sale Percentage for purposes of determining Distributor's Estimated Final Net Billings shall mean the Average Net Sale Percentage of all Publications with the same publication frequency as that of such Publication as of such Completion of Shipping, and if there are no Publications with the same publication frequency as that of such Publication, Average Net Sale Percentage for purposes of determining Distributor's Estimated Final Net Billings shall mean the Average Net Sale Percentage of all Publications. When the context requires, Distributor's Estimated Final Net Billings shall be calculated separately for Foreign Distributor's Sales Outlets as a group and for non-Foreign Distributor's Sales Outlets as a group.

     (g) "Distributor's Sales Outlets" shall mean customers of DISTRIBUTOR.

     (h) "Effective Date" shall mean January 1, 2006

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Exchange Rate" shall mean the cash (as contrasted with the forward) rate at which a currency other than U.S. Dollars is convertible into U. S. Dollars, as published in the Exchange Rates table (or comparable table, if renamed) of the Wall Street Journal, or if such information is no longer published in such newspaper, as published by Telerate Systems, and if such information is no longer published by Telerate Systems, by such reputable financial information publishing company as may be mutually agreeable to the parties.

     (k) "Measurement Issues" with respect to a calculation date and a Publication shall mean (i) the last three (3) issues of such similarly priced Publication if such Publication is published monthly or more frequently, (ii) the last two (2) issues of such similarly priced Publication if such Publication is published at least quarter annually but not as frequently as monthly, and
(iii) the last issue of such similarly priced Publication if such Publication is published less frequently than quarter annually, in each such case as to which a Settlement Payment Publisher Statement (as defined in Paragraph 15), or comparable such statement if rendered by another distributor or pursuant to another distribution agreement, has been issued prior to such calculation date. In any case where Settlement Payment Publisher Statements (or such comparable statements as the case may be) for fewer than the indicated number of issues are available, the Measurement Issues shall refer to such fewer issues as are available.

     (l) "Net Billings" with respect to each issue of a Publication shall mean Publisher's Gross Billings with respect to such issue, less Return Credits with respect to such issue.

     (m) "Notice" shall mean a communication between the parties which conforms to the requirements of Paragraph 25.

     (n) "Off-Sale Date" with respect to each issue of a Publication shall mean the On- Sale Date of such Publication's next issue, or such other date as designated by PUBLISHER that all copies of such issue are scheduled to be

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

removed from retail outlets for sale to the general public.

     (o) "On-Sale Date" with respect to each issue of a Publication shall mean the date designated by PUBLISHER that such issue is scheduled to be placed in retail outlets for sale to the general public.

     (p) "Outside Deadline for Returns" with respect to each issue of a Publication shall mean [***] days after the Off-Sale Date of such issue for non-Foreign Distributor's Sales Outlets, and [***] days after the Off-Sale Date of such issue for Foreign Distributor Sales Outlets.

     (q) "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization or a government, governmental unit or any subdivision thereof or any other entity.

     (r) "Printer's Completion Notice" with respect to each issue of a Publication shall mean a notice delivered to DISTRIBUTOR and executed by an appropriate representative of the printer of such issue, which shall specify the number of copies of such issue shipped in accordance with DISTRIBUTOR'S instructions, and the date of completion of such shipping.

     (s) "Publisher's Billing Price" with respect to each copy of each issue of a Publication shall be in an amount equal to [***] of Cover Price of all Publications.

     (t) "Publisher's Gross Billings" with respect to each issue of a Publication shall mean the product of Publisher's Billing Price with respect to such issue multiplied by the number of copies distributed hereunder in accordance with the Printer's Completion Notice with respect to such issue.

     (u) "Publication(s)" shall mean the title(s) listed on Schedule "A" attached hereto including any "one-shots," annuals or titles derived therefrom, as amended from time to time to include any additional titles subsequently covered by the terms hereof as provided herein or as provided by agreement of the parties.

     (v) "RDA" shall mean a retail display allowance offered by PUBLISHER pursuant to a program to retailers engaged in the sale of PUBLISHER's Publication(s) for (i) each copy sold of each Publication and/or (ii) a specified position in a retailer sales fixture.

     (w) "Returns" with respect to each issue of a Publication shall mean any and all copies of such issue returned for credit by Distributor's Sales Outlets pursuant to Paragraph 9 hereof and for which DISTRIBUTOR has issued such a credit.

     (x) "Return Credit" with respect to each issue of a Publication shall mean the product of Publisher's Billing Price with respect to such issue multiplied by the number of Returns of such issue.

     (y) "Territory" shall mean the United States of America and all its possessions, all Army and Fleet Post Office designations, and the Dominion of Canada, and the rest of the world.

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


2. GRANT OF RIGHTS
   ---------------

     (a) Except as otherwise provided in subparagraph (b) of this Paragraph 2 PUBLISHER hereby gives and grants to the DISTRIBUTOR, effective as of the Effective Date and during the term hereof the sole and exclusive right to purchase from PUBLISHER and to resell and distribute throughout the Territory, the Publication(s). All purchases shall be subject to DISTRIBUTOR's right to receive Return Credits for Returns as set forth in Paragraph 9 hereof.

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 2 to the contrary, PUBLISHER reserves the right to

          (i) Sell copies of the Publication(s) to subscribers at subscription prices;

          (ii) Distribute, give, or deliver to individuals without cost or compensation copies of any of the Publication(s) as part of a promotional campaign for such Publication(s); and

          (iii) Sell copies of the Publication(s), directly or indirectly, to chains of retailers not serviced by DISTRIBUTOR or Distributor's Sales Outlets on the Effective Date; provided, however, that if during the term hereof, such service is commenced to substantially all of the retailers in any such chain by DISTRIBUTOR or Distributor's Sales Outlets, and if DISTRIBUTOR agrees, after deducting any RDA payment obligations with respect to each issue of each Publication sold at such retailers, to remit to PUBLISHER with respect thereto the same amount of money as PUBLISHER had been receiving with respect to such sales prior thereto, PUBLISHER shall commence selling exclusively to DISTRIBUTOR for resale to the retailers in such chain or to the Distributor's Sales Outlets for ultimate resale to such retailers, and pursuant to the terms hereof (except as such payment amount by DISTRIBUTOR to PUBLISHER may be inconsistent with that set forth on Schedule "A" attached hereto as a result of the terms of this section
     (iii)) upon expiration of any then existing distribution agreement with respect to such chain(s) of retailers.

3. TERM AND EVENTS OF DEFAULT
   --------------------------

     (a) Except as otherwise provided in subparagraphs (b), (d) or (f) of this Paragraph 3, the term of this Agreement shall be for a period commencing on the Effective Date, and ending on June 30, 2008. The rights and obligations of the parties under this Agreement shall include and be deemed to include all issues of all Publication(s), the respective On-Sale Date(s) of which occur prior to the termination hereof ("Covered Issues"). Any and all of the respective rights and obligations of the PUBLISHER and DISTRIBUTOR under this Agreement shall survive its termination for the purposes of distributing Covered Issues, and of handling and crediting Returns and making payments, adjustments and credits with respect to Covered Issues. Termination of this Agreement shall not affect any right of either party to receive any money owed by the other hereunder, the amount of which shall be calculated in the manner which would have otherwise been required hereby, absent such termination.

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

     (b) Notwithstanding any other provision of this Agreement to the contrary, either party may terminate this Agreement upon thirty (30) days' Notice to the other upon the occurrence or existence of an Event of Default by the other party of the type referred to in subparagraph (c)(i), (ii) or (vii) of this Paragraph 3; or upon three (3) days' Notice to the other upon the occurrence or existence of an Event of Default by the other party of the type referred to in subparagraph (c)(iii), (iv), (v), or (vi) of this Paragraph 3, or upon the failure of a party to pay an arbitration award within the time period prescribed in subparagraph 28(c).

     (c) For purposes of this Agreement, each of the following events shall constitute an Event of Default by the party as to which such event refers or pertains:

          (i) any representation or warranty made by such party herein or in any written statement or written representation shall prove to have been incorrect when made in any respect material to this Agreement; or

          (ii) Such party shall fail to perform in any material respect any term, covenant or agreement contained in this Agreement (other than those set forth in Paragraph 15, those set forth in subparagraph 24(b), and those subject to a pending dispute being resolved pursuant to the terms of Paragraph 28) on its part to be performed or observed if such a failure shall remain unremedied for [***] days after Notice thereof from the other party, unless such failure cannot reasonably be expected to be remedied in such [***] day period, in which case such party shall fail within such [***] day period to commence such remedy and or proceed diligently with respect thereto; provided, however, that in no event shall any such cure period extend beyond [***] days after such Notice; or

          (iii) Such party shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or a proceeding shall be instituted by or against a party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property if any such involuntary proceeding is not dismissed within sixty (60) days; or such party shall take any corporate action to authorize any of the actions set forth above in this subsection (iii); or

          (iv) any judgment creditor shall have commenced an enforcement proceeding against such party pursuant to a judgment or order of a court of competent jurisdiction after lawful service for the payment of money (not fully covered by insurance) in excess of Two Hundred Fifty Thousand Dollars ($250,000) which enforcement proceeding was not stayed prior to the seizure of any such party's assets, which seizure was not reversed by the timely filing of an appeal thereof. For purposes of this section (iv) the creation of a lien by entry of such a judgment or order shall not itself constitute such a seizure.

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     For  purposes  of  this  Agreement,  each  of the  following  events  shall constitute an Event of Default by DISTRIBUTOR:

          (v) DISTRIBUTOR shall default, violate, or be in breach of any loan document which provides, or which together with other such loan documents provides, working capital or accounts receivable financing for DISTRIBUTOR or DISTRIBUTOR's business and such default, violation, or breach results in the termination of such financing at a time when no such replacement financing or working capital is available to DISTRIBUTOR in amounts comparable to that terminated;

          (vi) Each of the events constituting an Event of Default as set forth in subparagraph (e)(ii)(E) of this Paragraph 3; and

          (vii) DISTRIBUTOR shall fail [***] times in any twelve (12) consecutive month period to perform in any material respect its obligations set forth in subparagraph 24(b), and such failure shall remain uncured for [***] days after Notice thereof from PUBLISHER; or DISTRIBUTOR shall fail any single time to perform in any material respect its obligations set forth in subparagraph 24(b) and as to which DISTRIBUTOR shall have failed to make reasonable efforts to commence a cure thereof during the [***] day period after Notice of such failure is given by PUBLISHER to DISTRIBUTOR.

     (d) Notwithstanding the provisions of subparagraph (a) of this Paragraph 3 to the contrary, the term of this Agreement shall be automatically extended beyond the June 30, 2008 termination date referred to in such subparagraph (a) for an extension period of three (3) years; provided, PUBLISHER agrees in writing to such extension 180 days prior to the expiration of the then current term.

          (e) (i) Notwithstanding any language to the contrary in the balance of this Paragraph 3, PUBLISHER and DISTRIBUTOR agree that the provisions of this subparagraph (e) shall exclusively govern with regard to the procedures for collection of any sum actually or allegedly due from DISTRIBUTOR to PUBLISHER under any of the provisions of this Agreement. Accordingly, no alleged or actual failure by DISTRIBUTOR to make any payment to PUBLISHER shall in any manner constitute an Event of Default except as provided in section (ii)(E) of this subparagraph (e).

          (ii) The following procedures shall govern that portion of any Initial Advance Payment, Settlement Payment, or GST refund as to which there is no dispute or contest between the parties:

               (A) If PUBLISHER shall not have received DISTRIBUTOR's check in the amount determined by DISTRIBUTOR to be owed to PUBLISHER as an Initial Advance Payment or as a Settlement Payment or as a refund of GST net of deductions as solely determined by DISTRIBUTOR pursuant to the terms of Paragraph 15, ("Missing Check") on or before the [***] business day after it was to have been paid in accordance with the provisions of subparagraph 15(a)(i), 15(a)(ii), or 15(k) as applicable (the "Mailing Date"), PUBLISHER may give Notice to DISTRIBUTOR

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

          identifying the Publication(s) and Mailing Date(s) for which there is a Missing Check ("Notice of Non-Receipt").

               (B) If PUBLISHER shall not have received a Missing Check on or before the [***] business day after its Mailing Date, PUBLISHER may give Notice to DISTRIBUTOR of nonpayment with respect to such Missing Check ("Notice of Non- Payment") on or after the [***] business day after the giving of a Notice of Non-Receipt with respect thereto.

               (C) DISTRIBUTOR shall wire funds to replace any Missing Check on or before the second business day after the Notice of Non-Payment with respect to such Missing Check was given to DISTRIBUTOR ("Delayed Payment Date") unless such Missing Check was actually received by PUBLISHER on or before such Delayed Payment Date and a receipt therefor, signed by a PUBLISHER representative, shall have been obtained by DISTRIBUTOR.

               (D) If PUBLISHER shall have given DISTRIBUTOR a Notice of Non-Payment and a Notice of Non-Receipt with respect to a Missing Check, and if DISTRIBUTOR shall fail to wire funds to PUBLISHER in the amount of such Missing Check on or before the Delayed Payment Date in accordance with the terms of subsection (C) of this section (ii), PUBLISHER may give Notice to DISTRIBUTOR of the Final Opportunity to Cure Default (the "Final Notice"). DISTRIBUTOR shall wire funds in the amount of the Missing Check on or before the [***] business day after the Final Notice was given (the "Outside Date").

               (E) It shall constitute an Event of Default, if

                    (x) PUBLISHER shall have given the Notices required in subsections (A), (B), and (D) of this section (ii), and if DISTRIBUTOR shall fail to wire funds to PUBLISHER in the amount of a Missing Check as to which a Final Notice has been given on or before the Outside Date; or

                    (y) If in any consecutive twelve (12) month period, PUBLISHER shall have given the Notices required in subsections
               (A) and (B) of this section (ii) and DISTRIBUTOR shall fail to mail its check in the amount as an Initial Advance Payment or as a Settlement Payment or as a GST refund determined by DISTRIBUTOR to be owed PUBLISHER net of deductions as solely determined by DISTRIBUTOR pursuant to the terms of Paragraph 15 on the applicable Mailing Date or shall fail to wire funds to PUBLISHER to replace the amount of such Missing Check on or before its Delayed Payment Date (either such occurrence, a "Late Payment Event") a number of times equal to the greater of (I) the number of Publications covered by this Agreement on the day of the Late Payment Event, or (II) [***].

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

     A Late Payment Event may not be counted towards an Event of Default if PUBLISHER did not send DISTRIBUTOR Notices of Non-Receipt and Non-Payment related thereto in accordance with the terms of this subparagraph (e). There shall be rebuttable presumptions that a check payable to the order of PUBLISHER which was produced by DISTRIBUTOR in the ordinary course of its business was actually mailed the day of such production, and that a negotiable check payable to the order of PUBLISHER dated on or before the Mailing Date which was actually received by PUBLISHER within [***] business days of the Mailing Date was mailed on the Mailing Date.

               (F) Notwithstanding the foregoing, in no circumstances shall an Event of Default be deemed to have occurred unless the Missing Check is in the amount of [***] or more, in which case any such unpaid amount shall be governed by the terms of section (iii) of this subparagraph (e). Also, it shall not constitute an Event of Default if the amount shown to be due on a Publisher Statement (as hereinafter defined) is equal to the amount of DISTRIBUTOR's check tendered to PUBLISHER in payment with respect thereto.

          (iii) The following procedures shall govern any payment as to which there is a dispute or contest between the parties. Any claim by PUBLISHER

               (A) that the amount paid by DISTRIBUTOR as an Initial Advance Payment or Settlement Payment as reduced by deductions taken therefrom by DISTRIBUTOR was incorrect;

               (B) that the information shown on a Publisher Statement was incorrect;

               (C) that an Initial Advance Payment or Settlement Payment was not made because the information shown on a Publisher Statement was incorrect;

               (D)  that   DISTRIBUTOR's   demand  for   payment   pursuant   to
          subparagraph 15(e) or (h) is incorrect;

               (E) for Missing Checks of less than [***] each or

               (F) for any alleged non-payment by DISTRIBUTOR other than as provided in section (ii) of this subparagraph (e),

     shall be subject to the dispute resolution provisions of Paragraph 28.

          (iv) Each Notice given by PUBLISHER to DISTRIBUTOR pursuant to the terms of this subparagraph (e) shall be clearly marked with the boldface legend, "NOTICE PURSUANT TO NON-PAYMENT PROCEDURES OF DISTRIBUTION AGREEMENT"; shall not be included with any other information being communicated to DISTRIBUTOR other than another Notice given pursuant to the terms of this subparagraph (e); shall identify the Publications and Mailing Date to which it refers; and in the case of a Notice of Non-Payment and a Final Notice, the necessary instructions by which DISTRIBUTOR is to wire the necessary funds to PUBLISHER. Notice failing to comply with the terms of this section (iv) shall be deemed null and void and not to have been delivered to DISTRIBUTOR.

     (f) Notwithstanding any other provision of this Agreement to the contrary, PUBLISHER may terminate this Agreement if at any time during the term hereof either

          (i) some or all of the voting securities of DISTRIBUTOR or all or substantially all of the assets of DISTRIBUTOR are sold to

               (A) a distributor in the business of buying magazines from publishers for resale to, or acting as an agent for publishers in the sale or other distribution of magazines to, wholesalers or retailers of magazines (a "Competitor") or

               (B) to a Person which is not a Competitor, but which has a net worth or shareholders, equity of less than Thirty Million Dollars ($30,000,000); or

          (ii) DISTRIBUTOR merges or consolidates with or into

               (A) any Competitor or

               (B) any Person of the type described in subparagraph (f)(i)(B) of this Paragraph 3 . To terminate the Agreement pursuant to the terms of this subparagraph (f), PUBLISHER shall give Notice to DISTRIBUTOR of such termination not more than ninety (90) days after the date of any such sale, merger, or consolidation. Such Notice shall specify a specific termination date (which may but shall not be required to be within such 90-day period) not less than fifteen (15) nor more than forty-five (45) days after the date of such Notice.

4. PUBLISHER REPRESENTATIONS
   -------------------------

     (a) PUBLISHER represents and warrants that (i) it is the sole and exclusive owner of all rights, including but not limited to, copyrights, titles, trademarks, tradenames, trade dress, logos and formats, in and to the Publication(s) (collectively, the "Rights")and that the Rights are not subject to any liens or encumbrances of any nature other than as set forth on Schedule "C" attached hereto; (ii) the rights herein granted to DISTRIBUTOR have not been granted to any other person, firm, or corporation with respect to any portion of the term hereof; (iii) it has the right and authority to enter into this Agreement and to perform the obligations hereunder to be performed by PUBLISHER;
(iv) there are no existing contracts, agreements or other arrangements which in any way whatsoever prevent or interfere with the PUBLISHER's making and entering into this Agreement or performing hereunder; and (v) that to the best of PUBLISHER's knowledge, there are no suits or proceedings pending or threatened against or affecting PUBLISHER which, if adversely determined, would impair the rights herein granted to DISTRIBUTOR or prevent PUBLISHER from performing hereunder.

     (b) PUBLISHER represents and agrees that all issues of the Publication(s) shall conform substantially to the respective existing copies thereof exhibited by PUBLISHER to DISTRIBUTOR; provided, however, that PUBLISHER may change the size, page count, contents, format, or Cover Price of any Publication from time to time during the term hereof if PUBLISHER believes that any such change will inure to the best interests of any of the Publication(s) or of PUBLISHER.

5. FIRST OPTION
   ------------

     (a) DISTRIBUTOR shall have the first option to purchase from PUBLISHER and to resell and distribute any and all newly published periodicals or publications intended to be published by PUBLISHER during the term of this Agreement on the same terms and conditions as set forth in this Agreement. DISTRIBUTOR shall also have the first option to purchase from PUBLISHER and to resell and distribute any and all additional periodicals or publications acquired by and intended to be published by PUBLISHER during the term of this Agreement, either (i) after the expiration of any distribution contract with any other party covering such periodicals and publications and thereafter on the same terms and conditions as set forth in this Agreement or (ii) as set forth in any other distribution contract then in effect with any other distributor covering the distribution of such periodicals and publications until the expiration of its then current term and thereafter on the same terms and conditions as set forth in this Agreement. PUBLISHER shall promptly give DISTRIBUTOR Notice of its intention to publish and distribute any such additional periodicals or publications and DISTRIBUTOR shall within fifteen (15) days after receipt of such Notice, advise PUBLISHER of whether it is willing to distribute such additional periodicals or publications. If DISTRIBUTOR is willing to do so, each such periodicals or publications shall thereafter be deemed to be a Publication, and shall be governed by the terms hereof. If DISTRIBUTOR is unwilling to distribute such additional periodicals or publications, PUBLISHER shall have the right and option to have each such periodicals or publications thereafter distributed by another distributor, without liability to DISTRIBUTOR hereunder.

     (b) In the event PUBLISHER exercises its option to have the additional periodicals or publications referred to in subparagraph (a) of this Paragraph 5 which DISTRIBUTOR is unwilling to distribute, distributed by another distributor, and PUBLISHER receives on a net basis, less for sale of issues of such additional periodicals or publications from such other distributor performing the same type of distribution services than it would have received from DISTRIBUTOR pursuant to the terms of this Agreement, DISTRIBUTOR shall pay such difference to PUBLISHER thirty (30) days after DISTRIBUTOR's receipt of a copy of each settlement statement received by PUBLISHER from such other distributor, subject to DISTRIBUTOR's right to audit same and being supplied with all information reasonably necessary to calculate and/or verify any such sums owed. Notwithstanding the foregoing, no such sums shall be due PUBLISHER

          (i) if the financial arrangements between PUBLISHER and such other distributor is the result of bad faith or collusion between PUBLISHER and such other distributor, or

          (ii) with respect to any time period after the termination of this Agreement.

When the term of any distribution agreements with any such other distributor has been completed and prior to any renewal or new term's taking effect, if this Agreement has not then been terminated, PUBLISHER shall again offer DISTRIBUTOR the right to distribute such additional periodicals or publications on the same terms and conditions as set forth in this Agreement, and if DISTRIBUTOR remains unwilling to distribute such additional periodicals or publications, DISTRIBUTOR shall continue to pay the amounts required pursuant to the terms of this subparagraph (b). If PUBLISHER fails to offer DISTRIBUTOR the right to distribute such additional periodicals or publications(s) no sums shall be due PUBLISHER pursuant to the terms of this subparagraph (b) from and after the termination date of such other distribution agreement.

6. NUMBER OF COPIES, FREQUENCY, AND COVER DESIGNATIONS
   ---------------------------------------------------

     (a) The number of copies of each issue of each Publication to be printed shall be as PUBLISHER and DISTRIBUTOR shall mutually agree upon, and in the absence of such agreement, the product of four (4) multiplied by the aggregate Publisher's Gross Billings and divided by the aggregate Publisher's Billing Prices for the Measurement Issues of such Publication, determined as of the date immediately prior to the making of the print order.

     (b) PUBLISHER agrees to deliver, or promptly cause to be delivered, the specified number of copies of each issue of the Publication(s) with the assigned bipad number and Universal Product Code Symbol to each Distributor's Sales Outlet designated by DISTRIBUTOR in accordance with DISTRIBUTOR's shipping instructions.

     (c) PUBLISHER may, without incurring any liability to DISTRIBUTOR on account thereof, in the exercise of its sole discretion, change the frequency of publication of any of the Publication(s) from time to time during the term hereof, and may, in the exercise of its sole discretion, determine to cease publication or production of any Publication either temporarily or permanently.

7. TRANSPORTATION AND RELATED COSTS
   --------------------------------

     PUBLISHER shall pay directly all transportation and insurance costs. Canadian GST, import-export charges or tariffs and other duties, relating to the shipment of each issue of the Publication(s) to Distributor's Sales Outlets shall be advanced by DISTRIBUTOR and deducted from amounts payable to PUBLISHER as Settlement Payments (except as to Canadian GST which shall be deducted from Initial Advance Payments and repaid to PUBLISHER by DISTRIBUTOR [***] days thereafter).

8. PUBLISHER'S BILLING PRICE; FOREIGN CURRENCY
   -------------------------------------------

     (a) The Publisher's Billing Price shall initially be calculated based on the Cover Price of the Publication as set forth on Schedule "A" attached hereto; provided, however, that upon any change in the Cover Price of a Publication, the Publisher's Billing Price shall correspondingly change automatically as to issues with the changed Cover Price so that the ratio of Publisher's Billing Price to Cover Price shall remain consistent with that determined by reference to Schedule "A," as amended to the date of such change.

     (b) All moneys which may be due to PUBLISHER pursuant to the terms of this Agreement shall be paid in U. S. Dollars. All amounts owed by DISTRIBUTOR to PUBLISHER for sales in Canada or in a Foreign country shall be calculated at the Exchange Rate as of the third day prior to the date of any such payment.

9. RETURNS
   -------

     (a) DISTRIBUTOR has the option and is authorized to accept as Returns from Distributor's Sales Outlets whole copies, front covers, headings of front covers, and affidavits or statements of returns including those electronically transmitted, of the Publication(s). Except as set forth in subparagraph (c) of this Paragraph 9, DISTRIBUTOR has the exclusive right to determine the method of return from Distributor's Sales Outlets. DISTRIBUTOR is specifically authorized by PUBLISHER to destroy or arrange for the destruction of said Returns at any time after receiving same in any manner deemed suitable by DISTRIBUTOR, unless at least thirty (30) days prior to the On-Sale Date of any issue of the Publication(s), PUBLISHER shall have given DISTRIBUTOR Notice in writing of PUBLISHER's request that the Returns of such issue be held for thirty (30) days after the date of the Settlement Payment with respect thereto so that PUBLISHER can audit such Returns at its own cost and expense. Such audit and count must be made by PUBLISHER during such thirty (30) day period at the particular place of storage thereof maintained at such time by DISTRIBUTOR, or at PUBLISHER's request, by particular Distributor's Sales Outlets. PUBLISHER agrees not to request more than one such audit per year per Publication unless, as a result of two (2) or more prior such audits, substantial discrepancies were discovered by PUBLISHER.

     (b) In the event that DISTRIBUTOR has not received all Returns of any issue(s) distributed hereunder from any of the Distributor's Sales outlets because such outlet (i) is subject to the appointment of a receiver, (ii) is adjudicated a bankrupt after filing of a petition of voluntary or involuntary bankruptcy, (iii) is reorganized or managed by a trustee or committee of creditors under the Federal Bankruptcy Act, (iv) is dissolved, terminated, or no longer in business, (v) is destroyed by fire, flood or other disaster, or (vi) is unable to return all unsold copies of any such issue due to strikes, lockouts or other labor disputes, then DISTRIBUTOR shall be entitled to charge PUBLISHER for Returns from such Distributor's Sales Outlet in an amount equal to the product of the difference between one (1) and the Average Net Sale Percentage with respect to the Measurement Issues (calculated as of the earliest date related to the event described in this subparagraph (b) giving rise to the inability to receive all such Returns and calculated separately with respect to the Distributor's Sales outlets as to which any such event applies) multiplied by the number of copies received by such Distributor's Sales Outlet for such issue(s). Nothing contained in this subparagraph (b) shall be or be deemed to be a limitation on the provisions of Paragraph 21 with respect to copies of any issue of a Publication for which DISTRIBUTOR is required to bear any losses from uncollectible accounts, or the fees, costs, or expenses incurred for attempted collection thereof.

     (c) In the event PUBLISHER desires to receive whole copy Returns, Notice of the quantities thereof desired and the address to which such whole copy Returns shall be sent shall be supplied to DISTRIBUTOR not less than thirty (30) days prior to the On-Sale Date of such issue. PUBLISHER shall pay DISTRIBUTOR at the rate of [***] per copy for packing and handling costs for whole copy returns received by DISTRIBUTOR, and PUBLISHER shall reimburse DISTRIBUTOR for all direct costs incurred by DISTRIBUTOR, including all shipping costs, all container costs, and all costs charged by Distributor's Sales Outlets for arranging, receiving and delivering such whole copy Returns. Upon receipt of such Notice requesting whole copy returns, the sole obligation of DISTRIBUTOR in this regard shall be to make written request for the same from Distributor's Sales Outlets, it being understood and agreed that nothing herein contained shall require DISTRIBUTOR to take any other action with respect to such request.

10. RDA
    ---

     (a) DISTRIBUTOR is authorized to offer on PUBLISHER's behalf PUBLISHER's RDA Program. PUBLISHER agrees to delineate the terms, provisions, and limitations thereof, and to execute any documents reasonably necessary in connection therewith. PUBLISHER may, on a prospective basis, discontinue any such RDA Program at any time upon thirty (30) days' Notice to DISTRIBUTOR,

     (b) PUBLISHER shall act on its own account or designate an agent to pay all amounts due under the RDA Program and PUBLISHER shall pay to such agent on demand any and all amounts paid or due to be paid by such agent on PUBLISHER's behalf to retailers participating in such RDA Program. DISTRIBUTOR agrees to serve as such agent, if requested to do so by PUBLISHER in writing. Even if not so designated, DISTRIBUTOR shall provide the information and support otherwise required pursuant to the terms of this Paragraph 10 without charge.

     (c) All RDA payments on behalf of PUBLISHER shall be combined with payments due to retailers from Affiliates of PUBLISHER and will be paid by such paying agent.

     (d) PUBLISHER shall provide DISTRIBUTOR with blank checks on a form mutually agreeable to PUBLISHER and DISTRIBUTOR so that DISTRIBUTOR can produce the checks for signature and mailing by such agent to the retailers or their consultants. The checks shall show data consistent with that provided by DISTRIBUTOR to retailers for comparable programs offered by other publisher clients administered by DISTRIBUTOR. Alternatively, at PUBLISHER'S request and option, DISTRIBUTOR shall, in lieu of drawing and producing such checks, deliver to PUBLISHER (or PUBLISHER'S agent) all such information as is available to DISTRIBUTOR in such electronically encoded form as is used by DISTRIBUTOR in producing such checks.

     (e) DISTRIBUTOR shall issue an RDA claim form to participating retailers on PUBLISHER'S behalf in a form reasonably acceptable to DISTRIBUTOR and PUBLISHER. When the claim forms are received from the participating retailers DISTRIBUTOR will process them in the same manner as all other claims received by DISTRIBUTOR for its other publisher clients, including all audit programs, and review and verification procedures used by DISTRIBUTOR. RDA analytical reports will be produced by DISTRIBUTOR in the same manner as is done for other publisher clients of DISTRIBUTOR as to title, issue, retailer and summaries of all claims by title and issue and check registers for the payments to be made.

     (f) DISTRIBUTOR is authorized to offer on PUBLISHER's behalf PUBLISHER's Advance RDA Program to the retailers approved in writing by PUBLISHER and participating in such Advance RDA Program. The Advance RDA Program will be administered for PUBLISHER's issues subject to the Advance RDA Program (the "Advance RDA Issues") in accordance with the following terms, provisions, and limitations:

          (i) The initial Advanced RDA (the "Advanced RDA") will be based on final sales of issues on sale as provided to PUBLISHER by DISTRIBUTOR. PUBLISHER will calculate and provide to DISTRIBUTOR in writing the initial monthly Advanced RDA per title and issue.

          (ii) DISTRIBUTOR will invoice PUBLISHER for Advanced RDA on the first day of each month for Advance RDA Issues on sale during such month. Such invoice will be in accordance with Exhibit "X" attached hereto and made a part hereof. Payment by PUBLISHER to DISTRIBUTOR for the invoiced Advanced RDA amount is due by the last day of such month.

          (iii) Any additions or deletions of Retailers participating in PUBLISHER's Advance RDA Program is to be first agreed upon in writing by the parties thereto with such written agreement thereupon becoming an Amendment to this Agreement

          (iv) By the last business day of the fifth calendar month after the end of each calendar year quarter during the term of this Agreement DISTRIBUTOR will reimburse PUBLISHER for all monthly Advanced RDA payments paid by PUBLISHER to DISTRIBUTOR during such quarter. Following DISTRIBUTOR's payment of the aforementioned reimbursement, DISTRIBUTOR may invoice PUBLISHER solely for amounts actually claimed for such reimbursed quarterly period. PUBLISHER will pay DISTRIBUTOR's invoice within [***] days of receipt thereof. PUBLISHER reserves the right to deduct from subsequent payment of DISTRIBUTOR's invoice(s) amounts in dispute due to errors made by DISTRIBUTOR in calculation of such amounts based on PUBLISHER's review of sales data accompanying each invoice. DISTRIBUTOR will supply to PUBLISHER with each invoice a report in hard copy and Microsoft Excel(R) file format in the form of Exhibit "Y" attached hereto showing by retail chain, wholesaler, title and issue the final sales of the Advanced RDA Issues reflected in the invoice.

          (v) Using sales data available to it, PUBLISHER shall provide Distributor with adjustments to Advanced RDA by submitting such adjustments in writing to DISTRIBUTOR ten (10) days in advance of the 1st day of the month. PUBLISHER's Advanced RDA adjustments shall be adjusted by DISTRIBUTOR in its next monthly invoice to PUBLISHER for Advanced RDA. DISTRIBUTOR may only make adjustments to Advanced RDA with the prior written consent of PUBLISHER.

     (g) DISTRIBUTOR agrees to provide PUBLISHER with the following services in PUBLISHER's performance of audits of RDA programs:

     (i) DISTRIBUTOR will assist PUBLISHER in up to [***] RDA audits per year. This assistance will include the use of DISTRIBUTOR's regional and/or district field personnel as mutually agreed upon by DISTRIBUTOR and PUBLISHER.

     (ii) Upon  reasonable  request  of  PUBLISHER,   DISTRIBUTOR  will  provide
          PUBLISHER with all RDA data pertinent to PUBLISHER that is available in DISTRIBUTOR's system.

11. DISCOUNTS AND ALLOWANCES
    ------------------------

     PUBLISHER shall pay DISTRIBUTOR, as deductions from amounts payable to PUBLISHER as Settlement Payments, for any and all discounts and allowances, which are in excess of DISTRIBUTOR's national billing discount for each Publication, made by DISTRIBUTOR to any of Distributor's Sales Outlets in locations where special labor conditions and/or other situations and conditions exist causing such discounts or allowances; provided, however, that PUBLISHER has agreed to pay such discounts and allowances in advance in writing. Such discounts and allowances in effect on the Effective Date are set forth on Schedule "E" attached hereto and the parties hereby agree to such discounts and allowances.

12. RISK OF LOSS; SHORTAGES, ETC.
    -----------------------------

     (a) Any loss, shortage, destruction of, or damage to copies of any issue(s) of each Publication shall at all times be at the risk of and be borne solely by PUBLISHER until delivery to Distributor's Sales Outlets by PUBLISHER'S designated motor carrier (the "Carrier") and acceptance by Distributor's Sales Outlets. No such delivery shall be deemed to have been accepted by Distributor Sales Outlet if such Outlet has reported a loss or shortage in accordance with the reporting procedures then in use by the Carrier. Subject to the limitations set forth below in this subparagraph (a) DISTRIBUTOR shall be entitled to charge PUBLISHER's account with DISTRIBUTOR for such copies for which DISTRIBUTOR has paid PUBLISHER, and same may be deducted by DISTRIBUTOR from any sums otherwise due PUBLISHER. DISTRIBUTOR shall provide prompt Notice to PUBLISHER after receipt of any claim for loss, shortage, destruction of or damage to copies of any issues of the Publication(s) as to which DISTRIBUTOR believes PUBLISHER bears the risk of loss pursuant to the terms of this subparagraph 12(a). Upon PUBLISHER's request, DISTRIBUTOR shall furnish to PUBLISHER all information and documents which DISTRIBUTOR may have with respect to any such loss, shortage, destruction or damage, including without limitation all bills of lading and necessary affidavits. The right and responsibility of filing any claims with the Carrier shall belong solely to the PUBLISHER; provided, however, that DISTRIBUTOR shall assist PUBLISHER in the filing of any such claim and shall execute and deliver to PUBLISHER such assignments, waivers, and releases to and with respect to any such claim as PUBLISHER or such Carrier's insurer may reasonably request. In the event that DISTRIBUTOR shall recover any part of such loss, then the DISTRIBUTOR shall pay over or credit the same to PUBLISHER promptly.

     (b) From and after acceptance of a delivery by a Distributor's Sales Outlet, DISTRIBUTOR shall use its best efforts, consistent with its standard operating procedures, to cause all risk of loss to be borne solely by such Distributor's Sales Outlet, except as otherwise expressly provided in subparagraph 9(b)(v). If DISTRIBUTOR is unsuccessful in doing so, such losses shall be deducted from amounts due PUBLISHER by DISTRIBUTOR, subject to later adjustment pursuant to the terms of subparagraph (c) of this Paragraph 12.

     (c) Losses (other than losses borne by the Carrier or by PUBLISHER in accordance with the terms of subparagraph (a) of this Paragraph 12) shall be cumulated and calculated once annually as of July 31 of each year, with respect to issues of the Publications, the Settlement Payment Publisher Statements for which have been issued as of such date and shall be borne as between PUBLISHER and DISTRIBUTOR as follows:


          Amount of Loss as a
          Percentage of Publisher's
             Gross Billings                   PUBLISHER'S Loss                   DISTRIBUTOR'S Loss
          -------------------------           ----------------                   ------------------


(A)       [***] or less                       100% of the amount of the loss     0% of the amount of the loss

(B)       More than [***] but not            [***] of Publisher's Gross         [***] of the amount by which the
          more than [***]                     Billings, plus [***] of the        loss exceeds [***] of Publisher's
                                              amount by which the loss exceeds   Gross Billings and multiplied by
                                              [***] of Publisher's Gross         Average Net Sale Percentage
                                              Billings and multiplied by
                                              Average Net Sale Percentage

(C)       More than [***]                     [***]of Publisher's Gross          [***] of Publisher's Gross
                                              Billings.                          Billings plus [***]of the amount
                                                                                 by which the loss exceeds [***]
                                                                                 of Publisher's Gross Billings and
                                                                                 multiplied by Average Net Sale
                                                                                 Percentage.


DISTRIBUTOR shall be entitled to receive from PUBLISHER an amount equal to the total loss borne by DISTRIBUTOR pursuant to the terms of this subparagraph (b) multiplied by [***]. DISTRIBUTOR shall credit PUBLISHER with the amount of DISTRIBUTOR's loss minus the amount collected in the preceding sentence and add such net amount to the next payment due to PUBLISHER hereunder.

13. PROMOTION AND SOLICITATION COSTS
    --------------------------------

     PUBLISHER shall at its own expense provide DISTRIBUTOR with reasonable quantities of promotional materials for DISTRIBUTOR's use as to any promotion which PUBLISHER desires to conduct. PUBLISHER shall pay DISTRIBUTOR for all reasonable direct costs in connection with all promotional and solicitation mailings which have been approved by PUBLISHER in advance in writing. If PUBLISHER requests DISTRIBUTOR to incur advertising or promotional expenses on behalf of PUBLISHER or for any of the Publication(s), PUBLISHER shall be responsible for all such expenses.

14. MISCELLANEOUS CHARGES
    ---------------------

     PUBLISHER shall pay DISTRIBUTOR for the following charges:

     (a) For each Audit Bureau of Circulation ABC State Circulation Analysis requested by PUBLISHER [***], and for each ABC County Report requested by PUBLISHER [***].

     (b) For reshipment charges incurred by DISTRIBUTOR at PUBLISHER's request.

     (c) Any other charges or expenses incurred by DISTRIBUTOR specifically on PUBLISHER's behalf or for its Publication(s) at PUBLISHER's request, provided that all such charges or expenses shall be approved by PUBLISHER in advance.

15. PAYMENTS TO PUBLISHER
    ---------------------

     (a) DISTRIBUTOR shall and hereby agrees to pay PUBLISHER the Net Billings of each issue of each Publication distributed pursuant to this Agreement, less all credits to which DISTRIBUTOR shall be entitled, if any, as follows:

          (i) An "Initial Advance Payment" in an amount equal to [***] (or [***] with respect to Publications not previously distributed by a national distributor and as to which there are no Measurement Issues) of Distributor's Estimated Final Net Billings with respect to such issue less any GST applicable to such issue and less any Over Advances (as hereinafter defined) shall be paid to PUBLISHER on the later of [***] days after the Completion of Shipping or [***] days after receipt by DISTRIBUTOR of the Printer's Completion Notice with respect to such issue, less any Canadian GST advanced by DISTRIBUTOR hereunder; and

          (ii) A "Settlement Payment" in an amount equal to the Net Billings of such issue, less

               (A)  the  aggregate  amount  of  all-advance   payments  made  by
          DISTRIBUTOR to PUBLISHER or for its account with respect to such issue;

               (B) all charges, allowances, discounts and other credits or reimbursements actually paid or credited to Distributor's Sales Outlets or others by DISTRIBUTOR to which DISTRIBUTOR shall be entitled pursuant to the terms hereof, or as shall have been approved in advance in writing by PUBLISHER with respect to such issue, or which have been actually paid or credited to Distributor's Sales Outlets or others by DISTRIBUTOR for other issues of such Publication and which were not previously deducted from a payment by DISTRIBUTOR to PUBLISHER;

               (C) all fees and charges owing by PUBLISHER to DISTRIBUTOR pursuant to the terms hereof for services performed by DISTRIBUTOR with respect to such Publication; and

               (D) all other deductions permitted to be taken by DISTRIBUTOR pursuant to the terms of this Paragraph 15 shall be paid to PUBLISHER [***] days after the Off-Sale Date of such issue.

     (b) DISTRIBUTOR shall account and pay to PUBLISHER for Foreign sales and Returns separately from non-Foreign sales and Returns. All Initial Advance Payments for Foreign sales payable pursuant to the terms of subparagraph (a)(i) of this Paragraph 15 shall be calculated solely with respect to Foreign sales as set forth on the Settlement Payment Publisher Statements of the Measurement Issues. Notwithstanding the provisions of subparagraph (a)(ii) of this Paragraph 15, the Settlement Payment for Foreign sales of an issue shall be made [***] days after the Off-Sale Date of such issue.

     (c) Each Initial Advance Payment and Settlement Payment, and any other amounts paid by DISTRIBUTOR to PUBLISHER pursuant to the terms of this Agreement shall be accompanied by a statement substantially in the form of Schedule "G" attached hereto or in such other form as shall contain all the material information set forth on such Schedule "G". Each such statement is referred to in this Agreement as a "Publisher Statement."

     (d) In the event that any Settlement Payment Publisher Statement indicates an amount due DISTRIBUTOR ("Overpayment"), then DISTRIBUTOR may deduct such overpayment from any moneys then due or thereafter due PUBLISHER from any payment with respect to a future issue of the Publication giving rise to such Overpayment. Any Returns received and/or charges or credits actually paid by DISTRIBUTOR pursuant to the terms of this Agreement with respect to any issue of any Publication(s) subsequent to the preparation of the Settlement Payment Publisher Statement and prior to the Outside Deadline for Returns with respect to such issue and not previously taken as a credit by DISTRIBUTOR shall be included as a credit to DISTRIBUTOR on any subsequent Settlement Payment Publisher Statement and deducted from any moneys thereafter payable to PUBLISHER with respect to such Publication.

     (e) In addition to the rights set forth in subparagraph (d), any Overpayment arising on or with respect to a Publication and any obligation owed by PUBLISHER to DISTRIBUTOR pursuant to the terms of subparagraph 16(e) ("Cross Obligation") shall be paid by PUBLISHER to DISTRIBUTOR within [***] business days after DISTRIBUTOR shall bill PUBLISHER therefor, and if not so paid DISTRIBUTOR may deduct such Overpayment or Cross Obligation from any payment due PUBLISHER hereunder.

     (f) No  advances  or other  payments  shall be  payable by  DISTRIBUTOR  to
PUBLISHER:

          (i) For any issues(s) for which DISTRIBUTOR has in good faith exercised its right not to distribute pursuant to Paragraph 19 hereof, or

          (ii) For any issue(s) of any Publication if PUBLISHER has not published such issue(s) in accordance with this Agreement, or

          (iii) For the last issue of each Publication(s) to be distributed by DISTRIBUTOR for PUBLISHER hereunder except as provided in subparagraph (g) of this Paragraph 15, and provided, however, that the provisions of this section (iii) shall apply only to the extent reasonably necessary to repay DISTRIBUTOR any amounts owed by PUBLISHER

     (g) The Settlement Payment for the last issue to be distributed by DISTRIBUTOR under this Agreement shall be made by DISTRIBUTOR, to PUBLISHER on the Outside Deadline for Returns with respect to such issue.

     (h) In any event, any and all Overpayments and any other amounts or obligations owed by PUBLISHER to DISTRIBUTOR (including but not limited to any obligations set forth in subparagraph 16(e)) not theretofore repaid or deducted by DISTRIBUTOR from amounts owed to PUBLISHER shall be repaid by PUBLISHER to DISTRIBUTOR [***] business days after demand after termination of this Agreement or after [***] days after PUBLISHER has ceased publication of all of the Publications.

     (i) The respective obligations of PUBLISHER and DISTRIBUTOR under this Paragraph 15 shall survive the termination of this Agreement.

     (j) PUBLISHER shall have the right to challenge any item set forth in any Publisher Statement, provided that all items which are not specifically challenged in writing within [***] days of the date of delivery of such Publisher Statement shall be deemed binding upon PUBLISHER as an account stated (except that arithmetic errors need not be challenged until [***] days after the date of delivery of such Publisher Statement, except that reserves for Foreign Return Credits need not be challenged until [***] days after the date of delivery of such Publisher Statement, and except that any item which is not set forth in a manner so as to indicate the nature and amount of such item need not be so challenged until set forth in such manner in writing). For purposes of this subparagraph (j) a Publisher Statement shall be presumed to have been delivered fourteen (14) days after its due date in the absence of compelling evidence to the contrary. With respect to any item which is challenged by PUBLISHER, the parties shall use their respective best efforts to identify any incorrect or improper credits, charges or deductions, and to remedy any deficiencies resulting therefrom.

     (k) DISTRIBUTOR shall remit to PUBLISHER all GST repayable in accordance with the terms of Paragraph 7. At DISTRIBUTOR's option, such repayment may be combined with any other payment required to be made by DISTRIBUTOR pursuant to the terms of this Paragraph 15.

16. INDEMNIFICATION AND GUARANTEE
    -----------------------------

     (a) PUBLISHER shall indemnify, hold harmless and promptly reimburse the DISTRIBUTOR, and all of its officers, directors, employees, agents and representatives (here collectively referred to as "Indemnitees"), from and against any losses, damages, fines, judgments, expenditures, claims, reasonable counsel fees, legal and court expenses, bond and bail charges and premiums, as well as any and all other costs of any kind or nature, resulting from any claims, civil or criminal actions or proceedings, and/or supplementary proceedings, or in connection with any inquiries, proceedings or actions by any federal, state, local and/or any other governmental agencies or authorities (collectively, "Claims") which in anyway relate to, or arise from by or reason of: (i) the title, contents or any printed matter contained within any of the Publication(s), including, but not limited to, editorial contents, photographs, pictures, cartoons, caricatures, drawings or other artwork, advertisements, and classifieds, whether contained on any cover, or any page or advertisement contained in or for such Publication(s), or any promotional material for PUBLISHER or the Publication(s) (other than such as may have been created by DISTRIBUTOR); (ii) the breach or alleged breach of any of PUBLISHER's representations and warranties contained in Paragraph 4 of this Agreement, or
(iii) any act of PUBLISHER relating to or affecting the distribution or sale of the Publication(s) or the services performed by any of the Indemnitees in connection with any of the Publication(s).

     (b) If any such Claim is brought or made against the aforesaid Indemnitees, DISTRIBUTOR shall give PUBLISHER Notice thereof as soon as practicable after commencement of same. PUBLISHER shall undertake the defense thereof at PUBLISHER's expense, provided that DISTRIBUTOR has provided the Notice set forth in the preceding sentence. The failure to give timely Notice shall not affect DISTRIBUTOR's rights of indemnification unless same has materially prejudiced the defense of any such Claim. DISTRIBUTOR shall have the right to participate with respect to any such Claim with its own counsel at its own expense, without waiver of its rights under this Paragraph 16.

     (c) PUBLISHER agrees that PUBLISHER shall have no right to compromise or settle any Claim against PUBLISHER in which DISTRIBUTOR is also named unless DISTRIBUTOR receives a release with respect thereto in connection therewith and unless DISTRIBUTOR receives five (5) days, prior Notice thereof.

     (d) PUBLISHER shall indemnify, hold harmless and promptly reimburse Distributor's Sales Outlets and their retail outlets (and all of their respective officers, directors, employees, agents and representatives who shall, subject to the terms of this subparagraph (d), be deemed to be Indemnitees) from and against any Claims, provided that (i) DISTRIBUTOR is or has agreed to be liable for or to indemnify any such party; (ii) DISTRIBUTOR shall use reasonable commercial efforts to cause the defense of any such Claim to be tendered to PUBLISHER as soon as practicable after commencement thereof; and (iii) the scope of the indemnity under this subparagraph (d) shall be no greater than the smaller of the indemnity provided in subparagraph (a) of this Paragraph 16, or the scope of the indemnity provided by DISTRIBUTOR to such other party.

     (e) PUBLISHER's obligations hereunder shall survive the termination of this Agreement.

17. GALLEYS AND SHIPPING INSTRUCTIONS
    ---------------------------------

     DISTRIBUTOR shall and hereby agrees to supply the PUBLISHER, or at PUBLISHER's request, its printer or forwarding agent with one set per issue of shipment galleys, shipping instructions and pre-addressed mailing labels designating the names and addresses of, and specifying the number of copies of each issue of each Publication to be sent to, each of Distributor's Sales Outlets, or computer tapes containing such information sufficiently in advance of the Completion of Shipping with respect to such issue so that such issue can be shipped to arrive at Distributor's Sales Outlets, receiving point(s) prior to the On-Sale Date of such issue.

18. ACCESS TO RECORDS
    -----------------

     DISTRIBUTOR shall give PUBLISHER or its duly authorized representatives, during business hours, reasonable access to DISTRIBUTOR's draw, sale and Return figures relating to each issue of the Publication(s) and other necessary records in support of all items of charges and credits made by DISTRIBUTOR to PUBLISHER pursuant to this Agreement, and shall permit PUBLISHER at its own cost and expense, to inspect and make copies of the same and to audit such records relative to the distribution of any of the Publication(s) subject to any limitations on audit set forth in this Agreement. All such records shall be maintained for a period of twelve (12) months following the Off-Sale Date of each issue of each Publication.

19. DISTRIBUTOR'S RIGHT TO REFUSE DISTRIBUTION
    ------------------------------------------

     (a) Anything to the contrary in this Agreement notwithstanding, the DISTRIBUTOR may at any time, without prior Notice, and without incurring any liability therefor, refuse to distribute any issue of any Publication(s) covered by this Agreement, or at its option exercise the right to terminate this Agreement, if such issue, in the reasonable exercise of DISTRIBUTOR's judgment, contains libelous, obscene or indecent material, or invades any person's right of privacy or other personal right, or infringes a copyright or trademark owned by a third party, or contains any matter of any kind that is in violation of law, or if such Publication shall be refused the use of the mails by the United States Postal Service or such public corporation as may then exist for the handling of mail, or if any such issue is refused entry into the United States or Canada. In the event DISTRIBUTOR refuses distribution hereunder with respect to an issue of a Publication, no payments shall be due PUBLISHER under Paragraph 15 with respect to such issue. Distribution of any issue of any Publication(s) covered by this Agreement or receipt of promotional copies does not and shall not establish nor constitute knowledge or approval by the DISTRIBUTOR of the contents of such issue. The PUBLISHER is aware that DISTRIBUTOR does not regularly and is not obligated to examine or pass upon any issues of the Publication(s). Nothing contained in this Paragraph 19 shall affect any rights of DISTRIBUTOR under Paragraph 16.

     (b) If DISTRIBUTOR exercises its right pursuant to the terms of subparagraph (a) of this Paragraph 19 to refuse to distribute an issue of a Publication, PUBLISHER shall thereafter for a period of one hundred eighty (180) days have the right and option to eliminate such Publication from the Publication(s) covered by this Agreement, and upon exercise of such option, to have such Publication thereafter distributed by another distributor without liability to PUBLISHER or DISTRIBUTOR.

20. FORCE MAJEURE
    -------------

     Neither  party  shall be liable  for any  damage  due to causes  beyond its control, including but not limited to, acts of civil or military authority, orders, rules or other actions by appropriate regulatory authorities, labor difficulties, fire, flood, power failure, or other natural or human catastrophes, acts of God, national emergencies, quarantine, insurrection, riots and failure of transportation and equipment, nor shall any of the above be deemed a default by either party.

21. RELATIONSHIP OF PARTIES
    -----------------------

     It is understood and agreed that the relationship between PUBLISHER and DISTRIBUTOR is that of creditor and debtor. All moneys paid by or due and owing from Distributor's Sales Outlets for copies of Publication(s) not returned to DISTRIBUTOR, are and shall at all times belong to and remain the absolute property of the DISTRIBUTOR. Consequently, DISTRIBUTOR shall bear any losses from uncollectible accounts with Distributor's Sales outlets, or with their retailers (exclusive of Returns) and any legal fees or other costs or expenses incurred for collection or attempted collection therefrom with respect to the Publication(s). It is further understood and agreed that DISTRIBUTOR is not the agent of the PUBLISHER except in connection with any services actually performed pursuant to Paragraph 10 of this Agreement, nor is PUBLISHER the agent of DISTRIBUTOR. Further, this Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between PUBLISHER and DISTRIBUTOR. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, except as otherwise specifically set forth herein, and nothing herein contained shall give, or is intended to give, any right of any kind whatsoever to any third persons.

22. ASSIGNMENT, TRANSFERS AND SALE OF RIGHTS, ETC.
    ----------------------------------------------

     (a) Except as otherwise provided in subparagraph (b) of this Paragraph 22, PUBLISHER may not assign this Agreement or any rights hereunder to any other person, firm or corporation without the prior written consent of the DISTRIBUTOR; provided, however,

          (i) Nothing herein contained shall be construed to prevent PUBLISHER from assigning any right to receive any advance or payment which the DISTRIBUTOR is required to make to the PUBLISHER under this Agreement to any single party;

          (ii) Nothing herein contained shall be construed to prevent PUBLISHER from assigning any rights hereunder to any lender as collateral; and

          (iii) Any assignment made pursuant to this subparagraph shall state therein that at all times the same is subject and subordinate in all respects to any and all of the rights of DISTRIBUTOR under this Agreement.

     (b) In the event PUBLISHER enters into an agreement to

          (i) sell, transfer or dispose of all or substantially all of the assets of PUBLISHER (collectively, a "Sale"), to another party (other than an Affiliate of PUBLISHER provided that such Affiliate is a party to an Affiliate's Distribution Agreement) or

          (ii) sell, transfer, assign, license or otherwise relinquish or dispose of any of its rights to publish any or all of the Publication(s) in an English language magazine format within the Territory and during the term hereof, or their title(s) or trademark(s) covered under, or distributed pursuant to, this Agreement (collectively, an "Assignment"), to another party (other than an Affiliate of PUBLISHER provided that such Affiliate is a party to an Affiliate's Distribution Agreement), then any such agreement shall require that either

          (x) any such other party be bound by and affirmatively assume all the obligations of PUBLISHER hereunder (including any liabilities to DISTRIBUTOR hereunder) with respect to all issues of the Publication(s) subject to such Sale or Assignment (as the case may be), the respective Determination Date(s) (as hereinafter defined) of which is (are) on or after the date of such Sale or Assignment (as the case may be) and that the DISTRIBUTOR be named as a third party beneficiary thereof, or in the alternative,

          (y) such other party enter into a new Distribution Agreement with DISTRIBUTOR on substantially the same terms and conditions as contained in this Agreement for a term equal to the then remaining term of this Agreement.

Upon the satisfaction of one of the foregoing alternatives (x) or (y), PUBLISHER shall be relieved of any and all liability under this Agreement with respect to all issues of Publication(s) subject to such Sale or Assignment, the respective Determination Date(s) of which is (are) on or after the date of such Sale or Assignment; provided, however, that PUBLISHER shall not be relieved of any existing or estimated obligation or liability to DISTRIBUTOR, or any subsequent obligation or liability if same concerns Publications, the respective Determination Dates of which are on or before the date of such Sale or Assignment. Any such obligation or liability as to which PUBLISHER has no bona fide dispute or contest or any obligation or liability of PUBLISHER as to which PUBLISHER has no bona fide dispute or contest arising subsequent to such a transaction shall be paid by PUBLISHER to DISTRIBUTOR within (10) business days of receipt by PUBLISHER of a statement therefor, and if not so paid, DISTRIBUTOR may deduct such sum from any amounts due or thereafter due to PUBLISHER hereunder, and if no such amounts are due or thereafter become due, DISTRIBUTOR may deduct such sum from any amounts due or thereafter due to a publisher which at such time is an Affiliate of PUBLISHER not earlier than two (2) business days after the giving of Notice to such Affiliate as to DISTRIBUTOR's intention to take such deduction.

     (c) For purposes of this Paragraph 22 the term "Determination Date" with respect to an issue of a Publication shall mean the On-Sale Date, the Completion of Shipping, or the date of the Settlement Payment Publisher Statement with respect to such issue, as selected by PUBLISHER in its sole discretion, provided that such selection is communicated promptly to DISTRIBUTOR, but in no event later than twenty (20) days before such Determination Date.

     (d) PUBLISHER shall not permit any Affiliate to obtain any of its Rights until and unless such Affiliate shall have executed an Affiliate's Distribution Agreement with respect to Publications using such Rights.

23. ONE-SHOTS AND/OR ANNUALS
    ------------------------

     Any one-shots and/or annuals derived from any of the Publication(s) as may hereafter be published shall be included in this Agreement on the same terms and conditions as set forth herein.

24. OTHER OBLIGATIONS OF DISTRIBUTOR
    --------------------------------

     (a) DISTRIBUTOR shall not commence distribution, other than for PUBLISHER or an Affiliate of PUBLISHER, of magazines or periodicals principally containing crossword puzzles, fill-in puzzles, find-a-word type puzzles, sudoku puzzles or other similar type puzzles, boxing magazines, wrestling magazines or other similar type magazines which are published on the Effective Date by or for any of the publishers identified on Schedule "B" attached hereto or any newly commenced publications by any such identified publisher; provided, however, that this subparagraph (a) shall not apply

          (i) at any time when PUBLISHER and all Affiliates of PUBLISHER engaged in publication of such type magazines or periodicals shall collectively have a market share of less than fifty percent (50%) of their collective market share in 2005, or

          (ii) with respect to any such magazines or periodicals which have since the Effective Date been sold by the respective publishers identified on Schedule "B" to a publisher not on such Schedule if such magazines and periodicals sold have a collective market share of two percent (2%) or less at the time of the commencement of distribution by DISTRIBUTOR.

For purposes of this subparagraph (a), the collective market share in 2005 of PUBLISHER and Affiliates of PUBLISHER engaged in publication of such type magazines or periodicals shall be determined by reference to sale and Return data included in market share analysis performed in conformity with the requirements set forth on Schedule "D".

     (b) DISTRIBUTOR shall, and hereby agrees, to provide the services and the reports identified in Schedule "D" attached hereto.

     (c) DISTRIBUTOR shall, and hereby agrees, to designate one employee of DISTRIBUTOR reasonably acceptable to PUBLISHER who shall be the exclusive account executive for PUBLISHER during the term hereof; provided, however, that such exclusive account executive may also serve other publishers which are Affiliates of PUBLISHER, and further provided that in the event that the number of Publications covered hereby, and by other agreements similar hereto with such Affiliates becomes too great for any one account executive, DISTRIBUTOR may in its discretion designate another such account executive, who shall be non-exclusive.

25. NOTICES
    -------

     (a) Except as otherwise specifically provided herein, all Notices permitted or required to be given hereunder shall be in writing and shall be given by receipted personal delivery or Federal Express (or similar overnight delivery service), at the respective addresses set forth below, or at such other address or addresses as may be designated by either party. Such Notices shall be deemed given when delivered to the respective address set forth below or to such overnight delivery service, except that a Notice of change of address shall be effective only from the date of its receipt. A copy of each Notice shall be sent simultaneously to:

     TO DISTRIBUTOR:                             TO PUBLISHER:

                                                 6198 Butler Pike
                                                 Blue Bell, PA 19422

     Attention:  President                       P.O. Box 736
     505 Park Avenue                             Fort Washington, PA 19034
     New York, NY 10022
                                                 Attention:  Chairman

     with a copy to:                             with a copy to:

     Kable Distribution Services, Inc.           William J. Bonner, Esq.
     Attention:  Vice President                  40 Skippack Pike
     of Finance                                  P.O. Box 736
     Kable Square                                Ft. Washington, PA  19034
     Mount Morris, IL 61054

     as to Notices pursuant to Paragraph 3 to:

     Joseph Moran, Esq.
     AMREP Corporation
     212 Carnegie Center, Suite 302
     Princeton, NJ 08540

     and/or to such other person(s) or addresses as such parties shall designate to the other by written Notice.

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 25 to the contrary, a Printer's Completion Notice may be sent to DISTRIBUTOR by telecopier transmission or electronic transmission with confirmation copy by first class mail or at PUBLISHER's option by overnight delivery service and shall be deemed given when so transmitted, if subsequently confirmed by telephone with the addressee or by a signed receipt of the addressee.

26. WAREHOUSING
    -----------

     In the event that any Publication(s) or other materials of PUBLISHER are stored at DISTRIBUTOR's warehouse, PUBLISHER agrees to pay DISTRIBUTOR its then current handling and storage costs as they may be increased from time to time. DISTRIBUTOR reserves the right to limit the amount of space allotted to PUBLISHER. PUBLISHER agrees to remove any Publication(s) or other material from DISTRIBUTOR's premises upon thirty (30) days' Notice. In the event PUBLISHER does not remove its property within such thirty (30) day period, DISTRIBUTOR may remove and dispose of same as it sees fit at PUBLISHER's expense.

27. NON-DISCLOSURE
    --------------

     (a) The parties each acknowledge that the terms and conditions contained in this Agreement constitute confidential business information, and that therefore, each agree that they, their representatives, agents and employees will not disclose the terms and conditions of this Agreement to any person or organization except as otherwise provided in subparagraph (b) of this Paragraph 27.

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 27 to the contrary,

          (i) Either party may disclose the provisions of this Agreement to any potential purchaser, assignee, or licensee of any Publication or other asset of such party or to underwriters, accountants, lawyers, bankers or other lenders, or such other party or parties as such party may reasonably require in the ordinary course of business; provided that such potential purchaser, assignee, licensee, underwriter, accountant, lawyer, banker or other lender, or other party agree in writing to hold the provisions of this Agreement confidential in the same manner as required by the terms of this Paragraph 27;

          (ii) Either party may disclose the existence or provisions of this Agreement if required to do so by any court order or subpoena, or if in the reasonable opinion of its counsel it is required to do so by any state or Federal securities or other law or regulation; and

          (iii) Either party may disclose the existence or provisions of this Agreement if any such information has already been publicly disclosed.

28. DISPUTE RESOLUTION FOR CLAIMS.
    ------------------------------

     (a) If PUBLISHER shall have a claim for nonpayment of any sums allegedly due hereunder against DISTRIBUTOR which DISTRIBUTOR disputes, or if DISTRIBUTOR shall have a claim against PUBLISHER for nonpayment of any sums allegedly due

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

hereunder which PUBLISHER disputes, the aggrieved party (the "Claimant") shall send Notice to the other party of a claim for nonpayment (and as to PUBLISHER, within the time periods permitted by subparagraph 15(j) ("Notice of Dispute'')).

     (b) If the claim for nonpayment is not resolved to the mutual satisfaction of both parties within Forty-Five (45) days after the Notice of Dispute is given, the Claimant may begin binding arbitration within twelve (12) months of the giving of the Notice of Dispute to resolve the claim. The parties agree that binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association under the auspices of its New York City chapter shall be the exclusive forum for resolving all such claims.

     (c) Arbitration awards may be entered as a judgment in a court of competent jurisdiction. Failure to pay an arbitration award within fifteen (15) days of its issuance shall be grounds for termination of this Agreement by the party entitled to receive such payment.

     (d) If at any time a Claimant has delivered Notices of Dispute to the other party with respect to claims which aggregate One Hundred Thousand Dollars ($100,000) or more, such party must submit all such claims to arbitration within ninety (90) days of the giving of the Notice of Dispute with respect to the claim which, when aggregated with such other claims, caused the claims first to exceed One Hundred Thousand Dollars ($100,000).

     (e) DISTRIBUTOR shall retain all its rights to deduct any sums in dispute from an Initial Advance Payment or a Settlement Payment notwithstanding receipt of a Notice of Dispute by PUBLISHER demanding payment of the sum so deducted until the claim is resolved or an arbitration award is entered on such claim in PUBLISHER's favor.

29. CONSTRUCTION
    ------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and fully performed therein.

30. HEADINGS
    --------

     The headings in this Agreement are for convenience or reference only and shall not limit or otherwise affect the meaning hereof.

31. GENERAL
    -------

     (a) No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. No waiver, modification or cancellation of any term or condition of this Agreement or any amendment thereto shall be effective unless executed in writing by the party to be charged. All remedies afforded by this Agreement (including without limitation, the right to terminate this Agreement where applicable) shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

     (b) In the event that the date on which any payment is to be made under this Agreement is a Saturday, Sunday, or legal holiday, the payment shall be made on the next business day thereafter.

     (c) This Agreement shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

     (d) No oral or other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement, supersedes all existing agreements by and between the parties hereto and constitutes final expression of their agreement with respect to the subject matter hereof and is a complete and exclusive statement of the terms thereof. The express terms hereof shall apply and supersede any course of performance between the parties and any practice or usage of the trade or industry.

     (e) The Schedules attached to this Agreement are incorporated into and hereby made a part hereof.

                         (SIGNATURES ON FOLLOWING PAGE)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement executed by their duly authorized officers, as of the day and year first above written.

KAPPA PUBLISHING GROUP, INC.         KABLE DISTRIBUTION SERVICES, INC.
     "PUBLISHER"                            "DISTRIBUTOR"


By: /s/  William R. Mainwaring       By: /s/  J.W. Roberts
   ------------------------------       ----------------------------------------

 William R. Mainwaring, Treasurer     James W. Roberts, Executive Vice President
---------------------------------    -------------------------------------------
     (Print Name and Title)                   (Print Name and Title)

    July 20, 2006                              July 20, 2006
---------------------------------    -------------------------------------------
             (Date)                                 (Date)



KAPPA PUZZLE GROUP, INC.             KAPPA ENTERTAINMENT GROUP, INC.
    "PUBLISHER"                              "PUBLISHER"


By: : /s/ William R. Mainwaring     By: : /s/ William R. Mainwaring
     ----------------------------        --------------------------------------


 William R. Mainwaring, Treasurer     William R. Mainwaring, Treasurer
---------------------------------   -------------------------------------------
     (Print Name and Title)                (Print Name and Title)


    July 20, 2006                            July 20, 2006
---------------------------------   -------------------------------------------
             (Date)                              (Date)



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